SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

May 18, 2011

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of Cimarex Energy Co. was held on May 18, 2011.  Five proposals were voted upon at the annual meeting.  Following are the results of voting on each proposal:

Proposal 1.            Elect three Class III directors for terms expiring in 2014.

	For	Against	Abstentions	Broker Non-Votes
David A. Hentschel	68,455,255	2,783,316	16,710	5,690,618
F. H. Merelli	66,977,223	4,258,718	19,340	5,690,618
L. Paul Teague	68,379,940	2,858,529	16,812	5,690,618

Proposal 2.            Advisory vote on executive compensation

For	Against	Abstentions	Broker Non-Votes
53,681,799	16,254,187	1,319,295	5,690,618

Proposal 3.            Advisory vote on the frequency of advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
48,040,735	1,595,584	21,520,262	98,700	5,690,618

The Board of Directors had recommended a triennial advisory vote on the frequency of the advisory vote on executive compensation.  As a result of stockholder voting indicating a preference in favor of an annual advisory vote on executive compensation, the Board of Directors has decided to include an advisory stockholder vote on executive compensation in Cimarex’s proxy materials each year until the next required advisory vote on the frequency of stockholder votes on executive compensation.

Proposal 4.            Approve the Cimarex Energy Co. 2011 Equity Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
51,822,585	19,225,340	207,356	5,690,618

Proposal 5.            Ratify the appointment of KPMG LLP as independent auditors for 2011.

For	Against	Abstentions	Broker Non-Votes
74,357,569	2,224,669	363,661	5,690,618

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated:	May 19, 2011	By:	/s/ Thomas A. Richardson
Thomas A. Richardson,
Vice President and General Counsel